UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Grubb & Ellis Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-4738467 (I.R.S. Employer Identification No.)
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-133652
     Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock, $0.01 par value per share, of Grubb & Ellis Healthcare REIT, Inc. (f/k/a NNN Healthcare/Office REIT, Inc.) (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 24, 2008 (File No. 333-133652), as amended through the date hereof.
Item 2. Exhibits.
     1. Third Articles of Amendment and Restatement of the Company dated December 8, 2006 (included as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).
     2. Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 10, 2007).
     3. Bylaws of the Company (included as Exhibit 3.3 to the Company’s Registration Statement on Form S-11, filed on April 28, 2006 (File No. 333-133652) and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRUBB & ELLIS HEALTHCARE REIT, INC. (Registrant)
Date: April 30, 2008	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer, President and Chairman of the Board